Exhibit 99.1

News

CapitalSource Inc.

633 West 5th Street

33rd Floor

Los Angeles, CA 90071

FOR IMMEDIATE RELEASE

For information contact:
Investor Relations:	Media Relations:
Dennis Oakes	Michael Weiss
Senior Vice President, Investor Relations	Director of Communications
& Corporate Communications	(301) 841-2918
(212) 321-7212	mweiss@capitalsource.com
doakes@capitalsource.com

John K. Delaney Resigns as CapitalSource Executive Chairman,

But Will Retain Board Chair Role Following Congressional Primary Victory

Los Angeles, California, April 4, 2012 (GLOBE NEWSWIRE) – CapitalSource Inc. (NYSE: CSE) today announced that John K. Delaney has resigned as Executive Chairman following his primary election victory yesterday in the U.S. House of Representatives race in the 6th Congressional District of Maryland. Mr. Delaney previously had taken a Leave of Absence without pay, effective January 4, 2012 through the primary election. He will continue in his role as Chairman of the Board.

“John Delaney has been an extraordinary leader since forming CapitalSource in 2000. His entrepreneurial spirit, vision and deep understanding of the capital markets contributed immeasurably to our success over those years, particularly during the recent financial crisis. On behalf of all of my colleagues at CapitalSource, we congratulate John on his primary victory; thank him for his exemplary service to the Company; and wish him well in the general election,” said James J. Pieczynski, CapitalSource CEO.